As filed with the Securities and Exchange Commission on May 21, 2003
                                                  Registration No. 333-______
================================================================================

                United States Securities and Exchange Commission
                              Washington, DC 20549
                                                              ----------
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                                              ----------
                          ASBURY AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                             58-2241119
(State or other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)

                          3 Landmark Square, Suite 500
                           Stamford, Connecticut 06901
                    (Address of Principal Executive Offices)
                                 ----------
              Asbury Automotive Group, Inc. 2002 Stock Option Plan
                            (Full Title of the Plan)
                                  ----------
                                Lynne A. Burgess
                       Vice President and General Counsel
                          Asbury Automotive Group, Inc.
                          3 Landmark Square, Suite 500
                           Stamford, Connecticut 06901
                                 (203) 356-4400
(Name, address and telephone number, including area code, of agent for service)
                                  ----------
                                   Copies To:
                             Mary C. Waghorne, Esq.
                          Asbury Automotive Group, Inc.
                          3 Landmark Square, Suite 500
                           Stamford, Connecticut 06901
                                 (203) 356-4400
                                ----------

                         Calculation of Registration Fee
===============================================================================
------------------------- ---------------- --------------------------- -------------------------- -------------------
Title of Securities to    Amount to be     Proposed maximum offering   Proposed maximum           Amount of
be registered             registered       price per share1            aggregate offering price   registration fee2
------------------------- ---------------- --------------------------- -------------------------- -------------------
------------------------- ---------------- --------------------------- -------------------------- -------------------
Common Stock, par value      3,250,000               10.60                    34,450,000                2,787
$.01 per share
------------------------- ---------------- --------------------------- -------------------------- -------------------


==============================================================================
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on May 19, 2003.

2 An aggregate of 1,500,000 shares are being carried forward from those shares previously registered by Registration Statement on Form S-8 (File No. 333-84646). A registration fee of $2,182 was paid with respect to shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance under the Plan.

9

                                     PART I

              Information Required in the Section 10(a) Prospectus

Note:
            This Registration Statement relates to the registration of 3,250,000 additional shares of common stock of Asbury Automotive Group, Inc. (the "Company" or "Registrant") reserved for issuance and delivery under the Asbury Automotive Group, Inc. 2002 Stock Option Plan (the "Plan"), as amended. The Company's stockholders approved the increase in the number of shares authorized to be issued under the Plan on May 8, 2003. Pursuant to the Form S-8 Registration Statement filed by the Company on March 20, 2002, the Company has previously registered an aggregate of 1,500,000 shares of common stock of which 1,500,000 remain available for issuance under the Plan. The contents of that Form S-8 Registration Statement (Registration No. 333-84646) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

            The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

            The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated, as of their respective filing dates, in this Registration Statement by reference:

A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. B. Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2003. C. Registrant's Current Reports on Form 8-K dated February 28, 2003, April 17, 2003 and April 30, 2003.
D. Registrant's Form S-8 Registration Statement (Registration No. 333-84646) filed with the Commission on March 20, 2002. E. The Description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Reg. No.
                       333-65998) filed on February 22, 2002, and all amendments or reports filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in an incorporated document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            The Certificate of Incorporation (the "Certificate") of the Company provides that a director or officer of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

            The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

            The Section 145 of the DGCL, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a Committee of such directors designated by a majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

      The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

      The Company has also entered into indemnification agreements with its directors and certain of its officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. The Company also maintains liability insurance for the benefit or its officers and directors.

Item 7. Exemption From Registration Claimed.

            Not applicable.

Item 8. Exhibits.

Exhibit Number         Description

4.1     The Company's  Restated  Certificate of Incorporation  filed as Exhibit
        4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-84646) filed with the Commission on March 20, 2002 and incorporated herein by reference.

4.2 The Company's Restated By-laws filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 333-84646) filed with the Commission on March 20, 2002 and incorporated herein by reference.

4.3 The Company's 2002 Stock Option Plan, as amended, filed with the Commission on April 9, 2003 as Appendix C to the Company's Proxy Statement and incorporated herein by reference.

5.1 Opinion of Lynne A. Burgess, the Company's Vice President and General Counsel, regarding the legality of the shares.

23.1    Consent of Deloitte & Touche LLP, independent accountants.

24.1 Power of Attorney (included on the signature page of the Registration Statement).

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                       (i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                       (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on this 20th day of May, 2003.

                                                   Asbury Automotive Group, Inc.

                                                      By: /s/ KENNETH B. GILMAN
                                                          ---------------------
                                                        Name:  Kenneth B. Gilman
                                                 Title:  Chief Executive Officer
                                                                   and President

            We, the undersigned officers and directors of Asbury Automotive Group, Inc., and each of us, do hereby constitute and appoint each and any of Kenneth B. Gilman and Thomas F. Gilman our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments, including post-effective amendments hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date


/s/ KENNETH B. GILMAN         Chief Executive Officer,          May 20, 2003
----------------------        President and Director
Kenneth B. Gilman

/s/ THOMAS F. GILMAN           Senior Vice President and        May 20, 2003
---------------------           Chief Financial Officer
Thomas F. Gilman

/s/ BRETT HUTCHINSON            Controller and                  May 20, 2003
---------------------        Chief Accounting Officer
Brett Hutchinson

/s/ THOMAS R. GIBSON           Chairman of the Board            May 20, 2003
---------------------
Thomas R. Gibson

/s/ TIMOTHY C. COLLINS            Director                      May 20, 2003
-----------------------
Timothy C. Collins

/s/ MICHAEL J. DURHAM             Director                      May 20, 2003
-----------------------
Michael J. Durham

/s/ THOMAS C. ISRAEL              Director                      May 20, 2003
-----------------------
Thomas C. Israel

/s/VERNON E. JORDAN, JR.          Director                      May 20, 2003
-----------------------
Vernon E. Jordan, Jr.

/s/ PHILIP F. MARITZ              Director                      May 20, 2003
-----------------------
Philip F. Maritz

/s/ BEN DAVID MCDAVID             Director                      May 20, 2003
-----------------------
Ben David McDavid

                                  Director                      May ___, 2003
-----------------------
Thomas F. McLarty

/s/ JOHN M. ROTH                  Director                      May 20, 2003
-----------------------
John M. Roth

/s/ IAN K. SNOW                   Director                      May 20, 2003
-----------------------
Ian K. Snow

/s/ JEFFREY I. WOOLEY             Director                      May 20, 2003
-----------------------
Jeffrey I. Wooley

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


                                  EXHIBIT INDEX

Exhibit Number         Description

4.1     The Company's  Restated  Certificate of Incorporation  filed as Exhibit
        4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-84646) filed with the Commission on March 20, 2002 and incorporated herein by reference.

4.2 The Company's Restated By-laws filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 333-84646) filed with the Commission on March 20, 2002 and incorporated herein by reference.

4.3 The Company's 2002 Stock Option Plan, as amended, filed with the Commission on April 9, 2003 as Appendix C to the Company's Proxy Statement and incorporated herein by reference.

5.1 Opinion of Lynne A. Burgess, the Company's Vice President and General Counsel, regarding the legality of the shares.

23.1    Consent of Deloitte & Touche LLP, independent accountants.

24.1 Power of Attorney (included on the signature page of the Registration Statement).


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